SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2010 (November 16, 2010)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01    Other Events

On November 16, 2010, Composite Technology Corporation (CTC) issued a press release in which it provided guidance to its unaudited revenues for the quarter and year ended September 30, 2010 and guidance on expected revenues for the quarter ended December 31, 2010. CTC announced that it expects revenue for the first quarter of fiscal 2011 ending December 31, 2010 to be in excess of $4.5 million on increased shipments of ACCC® products.  Projected December 31, 2010 revenues of $4.5 million would represent an increase of 36% sequentially from the September 30, 2010 projected revenues and a 67% improvement over the comparable revenues from the quarter ended December 31, 2009.

CTC expects revenue for the fourth quarter ending September 30, 2010 to be approximately $3.3 million.  Fiscal year ending September 30, 2010 revenues are projected to be $10.8 million.  The September 2010 quarter would represent an increase of $2.7 million in revenues over the previous quarter ending June 30, 2010.  Projected fiscal 2010 revenues would represent a decrease of $8.8 million from fiscal 2009.  The annual revenue decrease would be due to $10.3 million reduction in revenues attributable to China, offset by increased revenues of $1.5 million from the U.S. and the rest of the world.

CTC also provided information regarding recently obtained orders that was previously not disclosed. In the past two weeks, CTC has received over $1.5 million in ACCC® product orders from customers in Europe, South America, and China from both new customers and repeat orders from existing customers. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Current Report, including the presentation attached hereto as Exhibit 99.1, is being furnished pursuant to Item 8.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01.    Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Domonic J. Carney
Domonic J. Carney Chief Financial Officer

Dated: November 16, 2010

 Exhibit Index

Exhibit Number	Description

99.1	Press release dated November 16, 2010.